Ec1
Contract of Guaranty
No. Ec1 1101 0906 0100 031

Creditor (Party A): International Business Department, Bank of Nanjing Co., Ltd.
Surety (Party B): Goldenway Nanjing Garment Co., Ltd.

In order to ensure the performance of the Contract of Maximum Line of Credit numbered A04 1101 0906 0100 028, which was concluded between Party A and Ever-Glory International Group Apparel Inc. (hereinafter called the Debtor), and all specific business contracts, agreements, and applications under this contract (hereinafter called the Principal Contract), Party B is willing to provide the Debtor with a guaranty of joint and several liability of maximum amount. In order to clarify their liabilities and keep to their credibility, Party A and Party B have entered into the Contract for common observance and joint performance, according to governing laws, regulations and rules, and through negotiation and agreement.

Article 1  Statement and Assurance of Party B

1.1	Party B has the principal qualification of a guarantor, and is capable to provide with a guaranty of suertyship, according to the laws of People’s Republic of China.

1.2
Party B is fully capable to undertake the guarany liability, and such liability may not be alleviated or exempted due to any instruction received, financial situation changes, or any agreement reached with any body.

1.3
Party B has a full knowledge of the usage of the debt of the debtor under the Principal Contract, and Party B provides the debtor a guaranty of guarantor absolutely out of his own will while all of his declaration of will under the Contract is true.

1.4
If being a natural person, Party B confirms and assures that before providing the guaranty of guarantor under the Contract, he has made proper arrangement on the bare necessities of life for himself and his family dependents; Party A requires that Party B’s assumption of the guarantor liability shall not have any impact on the normal lives of Party B and his family members.

Article 2  The Principal Credit

2.1
The Principal Credit secured under the Contract is the full value of the Principal Credit, namely RMB40,000,000.00, said Forty Million RMB Yuan, formed by specific granting of credit (including but not limited to such on-or-off balance sheet businesses as a loan, a commitment of loan, an acceptance, a discount cash, a bond buy-back, a business financing, a factor, a letter of credit, a letter of guarantee, an overdraft, an inter-bank lending, a guaranty, etc.) conducted by Party A for the Debtor from June 1, 2009 to June 1, 2010, on the basis of the Principal Contract.

2.2
Party B provides a guarantor guaranty of maximum amount for the above-mentioned Principal Credit, irrespective of the times and the amount of each time, or whether the expiry date of the time limit for the debtor to perform his obligation overtop the foregoing time limit.

Article 3  Mode of Guaranty

Party B provides a guarantor of joint and several liabilities. Where the debtor either wholly or partly defaults when the time limit for his performance of the obligation of a single debt under the Principal Contract expires, Party A has the right to directly demand Party B to perform his obligation of guarantor.

Article 4  The Scope of the Guaranty

The scope of the guaranty of maximum amount provided by Party B includes the Principal Credit and the interest thereof (including compound interest and default interest, similarly hereinafter), default fine, compensation for damage and expenses of Party A for enforcing the claim (including but not limited to legal cost, arbitration fee, property preservation charge, travel expense, notarial fee, execution fee, attorney fee, eligibility fee, auctioneers fee, etc., and the same below).

Party B confirms and accepts out of his will, that when the Debtor fails to perform his liability stipulated in the Principal Contract, Party A has the right to directly demand Party B to undertake his guarantor liability within the scope of his guaranty, whether or not the claim of Party A under the Principal Contract is benefited with other guaranty (including but not limited to a guaranty with real rights).

Article 5  Term of the Guaranty

The term of the guaranty is the period of two years from the expiry date of the performance term of the liability caused by each time’s usage by the Debtor of the line of credit under the Principal Contract.

Where an extension agreement was reached between Party A and the Debtor of the performance term of each debt under the Principal Contract, the term of the guaranty is the period of two years from the expiry date of the performance term of a certain debt reappointed by the extension agreement; where Party A withdraws its creditor’s rights ahead of time according to laws, regulations, rules or stipulations in the Principal Contract, the term of the guaranty is the period of two years from the advanced expiry date of the Principal Liability.

Article 6  Conclusion and Alteration of the Principal Contract Guaranteed

Particulars related to specific amount, term, interest, usage, etc. of the Principal Credit, shall be stipulated by Party A and the Debtor in the Principal Contract.

Party B confirms that, except for the increase of line of credit and the extension of term of guaranty, the conclusion of the Principal Contract or the alteration of the Principal Contract through agreement by Party A and the Debtor, are deemed as being agreed in advance by Party B, and need not to be notified to Party B, while the guarantor liability on the part of Party B shall not be alleviated.

Where Party A and the Debtor alter the interest rates in the light of stipulations of the Principal Contract, such alteration shall also be deemed as being agreed in advance by Party B, and needs not to be notified to Party B, while Party B is still obliged to undertake the guarantor liability.

Article 7  Independent Effectiveness of the Contract

The effectiveness of the Contract is independent of the Principal Contract, complete or incomplete invalidity of the Principal Contract or its likely revocation has no impact on the Contract’s effectiveness. Where it is confirmed that the Principal Contract was invalid or that it was revoked, Party B undertakes further guarantor of joint and several liabilities for the Debtor’s debts coming into being because he surrendered properties or compensated losses.

Party B’s guarantor liability under the Contract shall not change to any extent because of merger, separation, changes of shareholdings, the lapse of capacity of civil acts, disappearance, death or the declaration of disappearance or death of the Debtor, or any other causes.

Article 8  Advanced Enforcement of Guaranty Liability

Where Party A declares an advanced expiration of the liability under the Principal Contract according to laws, regulations, rules etc. or stipulations in the Principal Contract, Party A has the right to immediately demand Party B to perform the liability of the guaranty.

Article 9  Rights and Obligations of Party B

9.1	Party B has the obligation to supervise the guarantee’s performance of all the obligations under the Principal Contract.

9.2
Party B shall actively cooperate with Party A and consciously subject itself to Party A’s inspection and supervision over its business operation and financial activities, and provide Party A every month, as required by Party A, documentation and information concerning its financing and accounting status and its production and operation situations, including but not limited to the provision within 10 working days in the first month of every quarter of the Balance Sheet, Income Sheet (Statement of Income and Expenditure for any public institution), and the provision at the end of each year of a Statement of Cash Flow, etc., and a timely provision of financial statement audited by any auditing body recognized by Party A, and at the same time ensure the facticity, legality, integrality, validity of the documentations provided.

9.3
Where the liability under the Principal Contract is in a foreign currency, Party B shall undertake the guarantor liability in the currency agreed in the Principal Contract. If Party B does it in any other exchangeable currency or RMB, it shall secure the agreement of Party A, and perform the guarantor liability by converting such currency into the one agreed in the Principal Contract at the foreign exchange rate quoted at Bank of Nanjing Co., Ltd. on the day when the guarantor liability is performed.

9.4	Party B shall fulfill the following obligation of notifications:

9.4.1	Party B shall notify Party A in writing within 3 days of the occurring of the following events or of the founding of possibility of such occurrence on the side of Party B:

9.4.1.1	Party B meets with grave financial losses, which affects or possibly affects its repaying ability;

9.4.1.2	Party B involves or will involve in major lawsuits, arbitrations or other legal disputes;

9.4.1.3	Any change in Party B’s name, legal representative (responsible officer), address, telephone numbers, etc.;

9.4.1.4	Other events occurred on the side of Party B which affect or may affect its repaying ability.

9.4.2	Party B shall notify Party A in writing 30 days before the occurring or a possible occurrence of following events on the side of Party B:

9.4.2.1	Separation, transformation, merger, termination, joint venture, etc. on the side of Party B;

9.4.2.2	Changes in the business scope or of the registered capital of Party B;

9.4.2.3	Changes in the top-five investors or shareholders.

In case of any occurrence of the above-mentioned events, which impacts or possibly impacts Party B in terms of its undertaking of the guaranty liability, Party B shall, as required by Party A, further provide other guaranty recognized by Party A.

9.5
In case of being a natural person, Party B shall notify Party A in writing within 3 days after the occurrence or a possible occurrence of the following events, in addition to observing all the stipulations under the Contract:

9.5.1	Major casualty occurred to Party B himself or his family or its income has changed greatly, in which case the economic conditions worsens and impact or possibly impact his capability of guaranty;

9.5.2	Party B changed his occupation;

9.5.3	Party B meets with such events as unemployment, divorce, or serious diseases;

9.5.4	Party B meets with other events which cause Party B to lose or possibly lose his capability of guaranty, or impact his undertaking guaranty liability.

In case of any occurrence of the above-mentioned events, which impacts or possibly impacts Party B in terms of its undertaking guaranty liability, Party B shall, as required by Party A, further provide other guaranty recognized by Party A.

9.6	Party B shall not refuse to fulfill the obligations under the Contract on the excuse of any dispute with a third party.

9.7	Party B enjoys the rights and assumes the responsibilities in accordance with the laws, regulations, rules, etc. and the terms and conditions of the Contract.

Article 10  Rights and Obligations of Party A

10.1	Party A has the right to directly demand Party B to undertake the guarantor liability for the unsatisfied claim of Party A under the Contract.

10.2	Party A has the right to supervise the status of fund, properties, economy, etc. of Party B, and has the right to demand Party B to present related documentation as it is.

10.3
In terms of all the receivables from Party B within the scope of the guaranty, Party A has the right to deduct its receivables directly from any settlement account opened by Party B at the side of Party A (including but not limited to current account, savings account, national debt account, etc.), and Party B bears by itself any interest, handling charge, loss from exchange rate fluctuation, etc. caused by the deduction.

10.4	Upon performance by Party B of his guaranty liability, Party A may provide Party B, as required by Party B, relevant evidence of such performance.

10.5	Party A enjoys the rights and takes the responsibilities in accordance with the laws, regulations, rules, etc. and the terms and conditions of the Contract.

Article 11  Default

In case of Party B’s violation of any laws, regulations, rules, etc. or any stipulations of the Contract, Party A has the right to demand Party B to rectify its violation within a definite time, and to further provide relevant guaranty, or whatever.

Article 12  Applicable Laws and Settlement of Disputes

12.1	The Contract is concluded in accordance to the laws of People’s Republic of China, which are applicable to the Contract.

12.2
Any dispute occurred in the course of the execution of the Contract shall be settled through negotiations. In case of no settlement is reached, Type 1 shall be chosen from the following settling manners:

(Type1)	Bring a lawsuit to the People’s Court at the locality of Party A.

(Type 2)	Apply to / Arbitration Commission for arbitration (the locality is / ) with the arbitration rules active and effective at the time the application is made. The arbitration decision is final and binding on both parties.

In the course of lawsuit or arbitration, terms and conditions under the Contract which are not involved in the dispute shall still be performed or fulfilled.

Article 13  Effectiveness, Alteration and Termination of the Contract

13.1
Where Party B is a legal person or any organization, the Contract shall enter into effect on the day when it is signed by or sealed with the name stamp of the legal representative, principle, or accredited representative of Party A and sealed with the Corporate Seal or Special Contract Seal of Party A, and signed by or sealed with the name stamp of the legal representative or accredited representative of Party B and sealed with the Corporate Seal or Special Contract Seal of Party B; where Party B is a natural person, the Contract shall enter into effect on the day when signed by or sealed with the name stamp of the legal representative, principle, or accredited representative of Party A and sealed with the Corporate Seal or Special Contract Seal of Party A, and signed by Party B or his accredited representative.

13.2
After the Contract enters into effect, neither Party A nor Party B shall arbitrarily alter or terminate it unless further stipulated by the Contract; in the case of needy alteration or termination, a written agreement should be reached by both parties through negotiation. All terms and conditions of the Contract remain effective before such written agreement is reached.

Article 14  Other Stipulations

14.1
Party B has fully acknowledged the risk of exchange rate fluctuation. If the Principal Contract adopts floating interest rate, Party B undertakes, out of his will, the guaranty liability increased because of such fluctuations.

14.2	All attachment to the Contract, and all the legal documents related to the execution of the Contract are the component part of the Contract, and have equal legal force as the Contract.

Article 15  Supplementary Provisions

15.1	The Contract is made in two copies, one is held by Party B, and one is held by Party A, and each copy has the equal legal force.

15.2	Any matters not covered by the Contract shall be handled in compliance with relevant national laws, regulations and rules.

Article 16  Declaration Provisions

16.1
In signing and exercising the Contract, both parties have been approved by law or have been given the approval by the competent decision-maker stipulated in their respective articles of corporation or by government supervision department, and obtained the necessary, sufficient and legal authorization.

16.2
In signing the Contract, the parties expressed their true intentions, the signatures and seals were genuine, the signing representatives are authorized, and the Contract has legally binding on both parties.

16.3
Party B has the right to own its whole property, and all the documentation it produced to Party A is true, legal and effective, and contains neither mistake nor omission of facts which disagrees with the truth.

16.4
Party B has read all the content of the Contract. As requested by Party B, Party A has made relevant explanation on the terms and conditions of the Contract. Party B has got a full knowledge and understanding of the significations and legal consequences of the stipulations of the Contract.

16.5	Party A is a legally established bank, and is qualified to operate the business under the Contract.

Party A	Party B
	Legal Person or other Organization	Natural Person (Void)
Bank of Nanjing Co., Ltd. (Seal) Legal Representative (Principle or Authorized Agent): (Signature) /s/ Wei Zhang Address: Post Code: Contact No.: Date of Signing: July 3, 2009	Goldenway Nanjing Garment Co., Ltd. (Seal) Legal Representative or Authorized Agent): (Name Seal) /s/ Jiajun Sun Address: Post Code: Contact No.: Date of Signing: July 3, 2009	Signature: (or Authorized Agent): Kind of Identity Document: No. of Identity Document: Address: Post Code: Contact No.: Date of Signing: